Exhibit 1
N-SAR Item 77O

Rule 10f-3 Transactions


On August 22, 2002, The Dreyfus/Laurel Tax-Free
Municipal Funds (the "Fund"), on behalf of
Dreyfus Premier Limited Term Massachusetts
Municipal Fund purchased, at slightly below par value, $2 million in Commonwealth of Massachusetts - General Obligation - 2002,
Series D 5% due 8-1-2027  CUSIP - 57582NFV2
(the "Bonds").  The Bonds were purchased from
Salomon Smith Barney, a member of the underwriting syndicate offering the Bonds, from their own account.
Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transactions.
Salomon Smith Barney received a commission of $5.00 per bond. No other member received any economic benefit. The following is a list of the syndicate's members:

Bear, Stearns & Co., Inc.
> BearB> > Goldman, Sachs & Co.
> J.P. Morgan Securities Inc.
Lehman Brothers >
> Salomon Smith Barney, Inc.
UBS PaineWebber, Inc.
Quick & Reilly, Inc.
State Street Global Markets LLC> >
> > Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets
> Corby North Bridge Securities
RBC Dain Rauscher, Inc.
Fahnestock & Co., Inc.
First Albany Corporation
Wachovia Bank, National Association
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates
>
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	Accompanying this statement are materials
presented to the Fund's Board of Trustees, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on October 24, 2002.





MEMORANDUM

TO:		The Members of the Boards

DATE:		October 10, 2002

SUBJECT:	Review of Compliance with
		Rule 10f-3 Procedures

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The following constitutes the required report
of purchases of securities that were effected pursuant to procedures as prescribed by Rule 10f-3 under the Investment Company Act of 1940, as amended
(the "1940 Act"), during the period June 1, 2002, through August 31, 2002.

Rule 10f-3 under the 1940 Act exempts certain purchases of securities by a registered investment company that are otherwise prohibited under
Section 10(f).

Section 10(f) prohibits any Dreyfus-sponsored fund from acquiring securities if an affiliated person of the fund, including Mellon or any of its affiliates, concurrently is acting as a principal underwriter in connection with the offering of such securities to others. The foregoing restriction applies even if the purchase is actually made from an unaffiliated underwriter. This provision of the 1940 Act was designed to prevent an underwriter affiliated with a registered investment company from "dumping" otherwise unmarketable securities on the investment company.

Under certain conditions, however, Rule 10f-3 provides an exemption from the prohibitions of Section 10(f). Rule 10f-3 permits a fund to purchase securities that would otherwise violate
Section 10(f) if, among other things:

1. the securities were registered under the Securities Act of 1933, or were government securities, municipal securities, certain
Rule 144A securities, or certain foreign offerings;

2. the securities were purchased at not
more than the public offering price prior to the end of the first full business day after the first date on which the issue is offered to the public;


3. the securities were offered pursuant
to a firm commitment underwriting;

4. the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time;

5. the issuer of the security has been in continuous operation for not less than three years, or, with respect to municipal securities, the issuer meets certain rating requirements as set forth in the Rule;

6. the amount of securities of any class of such issue purchased by the investment company, or by two or more investment companies having the same investment adviser, does not exceed 25% of the principal amount of the offering of such class;
and

7. the securities are purchased from a member of the syndicate other than the affiliated underwriter.

The Portfolio Manager of Dreyfus Premier Limited
Term Massachusetts Municipal Fund certifies that the terms described in the report attached hereto, as applicable, comply with the Fund's
Rule 10f-3 Procedures. The Procedures state that the Board must determine that any transaction(s) engaged in by the Fund, pursuant to Rule 10f-3, have been effected in compliance with the Procedures adopted by the Board with respect to such transactions. A copy of the form of Procedures previously adopted by the Boards pursuant to Rule 10f-3 is attached for your review.





REPORT OF PURCHASE OF SECURITIES
IN COMPLIANCE WITH RULE 10F-3

This report must be completed on the date of purchase and must be provided promptly to the portfolio management department head and to the legal department. Any changes to the information provided herein must be reported immediately to each of these departments.

1. Name of Dreyfus/MPAM Fund
	Dreyfus Premier LTD Massachusetts

2. Total Net Assets of Fund:
	$186,431,300

3. Type of Security:
	Municipal Bond

4. Description of Security Purchased:
	Commonwealth of Massachusetts-General
	Obligation - 2002,Series D   5% due 8-1-2027
	CUSIP 57582NFV2

5. Purchased per Firm Commitment
	Underwriting?	Yes

6. Security Rating:
	Aaa/AAA-MBIA Insured, Aa2/AA- underlying

7.	Name of Underwriting Syndicate
	Dealer Effecting Transaction:
	Salomon Smith Barney

8.	Name of Affiliated Underwriter in
	Underwriting Syndicate:
Mellon Financial Markets, LLC

9. Issue Size:
	$670,745,000 (Par)

10.	Amount Purchased by Fund:
	$2,000,000 (Par)

10. Percentage of Principal Amount of Offering
Purchased by Fund (not to exceed 25% of
offering with respect to all
Dreyfus-managed funds):		 	.3%

12. Amount Purchased as a Percentage of Fund Assets:
1.1%

13. Purchase Price of Securities
(if at par, so state):  	$99.250

14. Commission/Spread Received by
Principal Underwriters:  	$5.00/1,000

15. Were the Securities purchased prior to the
end of the first day on which any sales were made,
at a price that was not more than the price paid
by each other purchaser of the Securities in
that offering or any concurrent offering of the
Securities (except, with respect to the purchase
of any eligible foreign offering, for any rights to
purchase that were required by law to be granted to
existing security holders of the issuer)?
         Yes         . If the Securities were offered
for subscription upon exercise of rights, were the
Securities purchased on or before the fourth day
receding the day on which the rights
offering terminated?	N/A

16. If the Securities were part of an issue
registered under the Securities Act of 1933, as
amended, that was offered to the public, or was
purchased pursuant to an eligible foreign or
Rule 144A offering, was the issuer of the
Securities in continuous operation for not
less than three years, including the operations
of any predecessors? 	N/A

17. Was the commission, spread or profit
received or to be received by the principal
underwriters of the Securities reasonable and fair
compared to the commission, spread or profit
received by others in connection with the
underwriting of similar securities being
sold during a comparable
period of time? `	Yes

18. Did the Fund's purchase of the
Securities benefit any underwriter
affiliated with the Fund directly or
indirectly or, with respect to any eligible
municipal securities, was it designated
as a "group sale" or otherwise allocated to the
affiliated underwriter's account? 	No

/s/ John Flahive
Portfolio Manager

Purchase Date: 		8-22-02








[See Funds Enumerated on Exhibit A]

Procedures for Investment Pursuant to
Rule 10f-3 Under the Investment Company
Act of 1940, as Amended

The Board of the above-referenced investment company (the "Fund") has determined that it is in the Fund's best interests for the Fund to be permitted to purchase securities from underwriting or selling syndicates in which a principal underwriter of the securities is an officer, director, member of an advisory board, investment adviser and/or sub-investment adviser (each, an "Adviser"), or employee of the Fund, or is a person of which any such officer, director, member of an advisory board, Adviser, or employee is an affiliated person.
(Any such person is referred to herein as an "Affiliated Underwriter.") To provide each
Adviser with guidelines to ensure that such purchases comply with the provisions of Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund's Board has approved the following procedures:

(a)	Definitions.

(1) The term Domestic Issuer means any issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country.

(2) The term Eligible Foreign Offering means a public offering of securities, conducted under the laws of a country other than the United States, that meets the following conditions:


(i) The offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the 1940 Act, in such country;

(ii) The securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

(iii) Financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

(iv) If the issuer is a Domestic Issuer, it meets the following conditions:
(A) It has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities
Exchange Act of 1934, as amended (the "1934 Act"), or is required to file reports pursuant to
Section 15(d) of the 1934 Act; and
(B) It has filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the 1934 Act or for a period of at least twelve months immediately preceding the sale of the securities (or for such shorter period that the issuer was required to file such material).

(3) The term Eligible Municipal Securities means "municipal securities," as defined in
Section 3(a)(29) of the 1934 Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.

(4) The term Eligible Rule 144A Offering means an offering of securities that meets the following conditions:

(i) The securities are offered or sold in transactions exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), Rule 144A thereunder, or Rules 501 to 508 thereunder;
(ii) The securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in
Rule 144A(a)(1) under the 1933 Act; and
(iii) The seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A under the 1933 Act.

(5) The term Government Securities means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

(6) The term NRSRO has the same meaning as that set forth in Rule 2a-7(a)(14) under the 1940 Act.

(b) Conditions. On each occasion that the Fund considers purchasing securities from an underwriting or selling syndicate, the matter will be referred to the President of the relevant
Adviser or another officer designated by such Adviser (the "Designated Officer") who shall determine whether an Affiliated Underwriter is involved in the underwriting or selling syndicate.
If the Designated Officer determines that an Affiliated Underwriter is a manager or member of the underwriting or selling syndicate, the Designated Officer shall determine that the following conditions are met:



(1) Type of Security. The securities to be purchased are:

(i) Part of an issue registered under
the 1933 Act that is being offered to the public;
(ii) Government Securities;
(iii) Eligible Municipal Securities;
(v) Securities sold in an Eligible
Foreign Offering; or
(vi) Securities sold in an Eligible
Rule 144A Offering.

(2)	Timing and Price.

(i) The securities are purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); and

(ii) If the securities are offered for subscription upon exercise of rights, the securities are purchased on or before the fourth day preceding the day on which the rights offering terminates.

(3) Reasonable Reliance. For purposes of determining compliance with paragraphs
(b)(1)(v) and (b)(2)(i) of these Procedures, the Designated Officer may reasonably rely upon written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the Fund purchases the securities.

(4) Continuous Operation. If the securities to be purchased are part of an issue registered under the 1933 Act that is being offered to the public, are Government Securities, or are purchased pursuant to an Eligible Foreign
Offering or an Eligible Rule 144A Offering, the issuer of the securities shall have been in continuous operation for not less than three years, including the operations of any predecessors.

(5) Firm Commitment Underwriting.
The securities are offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

(6) Reasonable Commission. The commission, spread or profit received or to be received by the principal underwriters of the securities is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time. The Fund's Board believes that it would not be in the Fund's best interests to set a particular commission, spread or profit as the maximum amount which the Designated
Officer may determine to be reasonable and fair because such determination must be based upon the facts and circumstances of each particular transaction, including market conditions and anticipated market acceptability, the type, rating, yield, offering price and degree of subordination of the securities to be purchased and the size of the underwriting.
These and other relevant factors should be considered in light of any determination of the fairness and reasonableness of the terms of the underwriting made by the National
Association of Securities Dealers, Inc.

(7) Percentage Limit.  The amount of
securities of any class of such issue to be purchased by the Fund, or by any other investment company having the same investment adviser as the Fund, shall not exceed:

(i) If purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

(ii) If purchased in an Eligible Rule 144A
Offering, 25% of the total of:

(A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1) under the 1933 Act, plus
(B) The principal amount of the offering of such class in any concurrent public offering.

(8) Prohibition of Certain Affiliate Transactions.
No purchase of securities under these Procedures shall be made directly or indirectly from an Affiliated Underwriter. A purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter if:

(i) Such Affiliated Underwriter does not benefit directly or indirectly from the transaction; or

(ii) In respect to the purchase of Eligible
Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the Affiliated Underwriter's account.

(c) Periodic Reporting. All transactions effected pursuant to these Procedures shall be reported on the Fund's Form N-SAR filed with the Securities and Exchange Commission. The Fund shall maintain a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials which the Board considered in reviewing the transactions shall be attached thereto.

(d) Board Review. All purchases of securities by the Fund from an underwriting syndicate of which an Affiliated Underwriter is a manager or member will be conducted in accordance with these Procedures and reviewed by the Fund's Board, including a majority of the "non-interested"
Board members, no less frequently than quarterly to determine that purchases during the preceding quarter were consistent with the above-stated procedures.

(e) Maintenance of Records.
The Fund will maintain and preserve written records in accordance with the provisions of Rule 10f-3(b)(11), which records will contain a copy of these Procedures, as they may be modified from time to time, and a description of each transaction involving a purchase of securities from an underwriting syndicate of which an Affiliated Underwriter is a manager or member, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials which the Fund's Board considered in reviewing the transactions.

Dated: July 25, 2002








The Dreyfus/Laurel Funds, Inc.
-Dreyfus Bond Market Index Fund
- Dreyfus Premier Midcap Stock Fund
- Dreyfus Disciplined Stock Fund
- Dreyfus Premier Large Company Stock Fund
- Dreyfus Institutional Government Money Market Fund
- Dreyfus Institutional Prime Money Market Fund
- Dreyfus Institutional U.S. Treasury Money Market Fund
- Dreyfus Money Market Reserves
- Dreyfus Municipal Reserves
- Dreyfus Premier Tax Managed Growth Fund
- Dreyfus BASIC S&P 500 Stock Index Fund
- Dreyfus U.S. Treasury Reserves
- Dreyfus Premier Balanced Fund
- Dreyfus Premier Limited Term Income Fund
- Dreyfus Premier Small Company Stock Fund
- Dreyfus Premier Small Cap Value Fund
- Dreyfus Premier Core Equity Fund
The Dreyfus/Laurel Funds Trust: D/LFT
- Dreyfus Premier Core Value Fund
- Dreyfus Premier Limited Term High Income Fund
-Dreyfus Premier Managed Income Fund
The Dreyfus/Laurel Tax-Free Municipal Funds:
-Dreyfus BASIC California Municipal Money Market Fund
- Dreyfus BASIC Massachusetts Municipal Money Market Fund
- Dreyfus BASIC New York Municipal Money Market Fund
- Dreyfus Premier Limited Term Municipal Fund
- Dreyfus Premier Limited Term Massachusetts Municipal Fund

Dreyfus High Yield Strategies Fund